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                                                                  EXHIBIT 3.7(e)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION


         MID-FLORIDA STEEL CORPORATION, A Florida Corporation under its corporate seal and the hands of its President, E. C. ADDISON and its Secretary,
D. ARTHUR YERGEY, hereby certifies that

                                       I.

         That the Board of Directors of said corporation, at a meeting called and held December 12, 1966, adopted the following resolution amending Article I of the Articles of Incorporation:

         "Be it resolved that the Board of Directors of Mid-Florida Steel Corporation, a Florida corporation, deems it advisable and hereby declares it to be advisable that the Articles of Incorporation of said corporation be amended, changed and altered so as to provide as follows:

         The name of the corporation shall be ADDISON STEEL, INC."

                                       II.

         A meeting of the stockholders of said corporation was called by the President and was held on December 12, 1966, and at said special meeting of officers, directors and stockholders, said amendment of the Certificate of Incorporation was duly adopted by a unanimous vote of all of the officers directors and stockholders.

         IN WITNESS WHEREOF the corporation has caused this certificate to be signed by its President and attested by its Secretary this 20th day of December, 1966.
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                                             MID-FLORIDA STEEL CORPORATION

                                             By
                                                  /s/  E. C. Addison
                                                  -------------------------
                                                  E. C. Addison, President

Attest:

/s/  D. Arthur Yergey
---------------------------                                            (SEAL)
D. Arthur Yergey, Secretary

Signed, sealed and delivered in the presence of:



STATE OF FLORIDA  )
                  ) ss
COUNTY OF ORANGE  )

         I hereby certify that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid, to take acknowledgments, personally appeared

                       E. C. ADDISON and D. ARTHUR YERGEY

to me known to be the persons described in and who executed the foregoing Certificate of Amendment of Articles of Incorporation, and they severally acknowledged before me that they executed the above and foregoing instrument for the uses and purposes therein expressed.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal at Orlando, Florida, the day and year first above written.



                                                           Notary Public
                                                     State of Florida at Large

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